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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of FPA Medical Management, Inc. on Form S-8 of our report dated March 21, 1997, appearing in the Annual Report on Form 10-K/A of FPA Medical Management, Inc. for the year ended December 31, 1996 and our report dated May 2, 1997, appearing in the Current Report on Form 8-K/A of FPA Medical Management, Inc. filed on
May 30, 1997.



DELOITTE & TOUCHE LLP

San Diego, California
July 9, 1997